CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






As  independent  certified   public  accountants,  we  hereby   consent  to  the
incorporation by reference in this registration statement of our report dated August 25, 1993 on the Oil Analysis Business of Professional Service Industries, Inc. included in the Company's Form 8-K/A No. 2, filed September 7, 1993, Form 8-K/A No. 3 filed November 16,1993 and Form 8-K/A No. 4 filed December 22, 1993 and our report dated December 28, 1994 on the Company included in Top Source Technologies, Inc.'s Amendment No. 2 to Form 10-K for the year ended September 30, 1994 and to all references to our Firm included in this registration statement.






Fort Lauderdale, Florida,                                /s/ ARTHUR ANDERSEN LLP
May 30, 1995.